Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in Registration Statement Nos. 333-126928, 333-126929, 333-112175, 333-49297, 333-51795, 333-43572, 333-41964, 333-69301, 333-63627, 333-61369, 333-88399, 333-80829, 333-54024, 333-71404, 333-66586, 333-99611, 333-91422, 333-110257, 333-41337 and 333-121740 on Form S-8 of our reports dated December 21, 2007, relating to the 2006, 2005 and 2004 financial statements and financial statement schedule of McAfee, Inc. (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (i) the restatement of the consolidated financial statements discussed in Note 3 and (ii) the adoption of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payments"), and management’s report on the effectiveness of internal control over financial reporting, (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of material weaknesses), appearing in this Annual Report on Form 10-K of McAfee, Inc. for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP

San Jose, California December 21, 2007